Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

TEAM, INC. ANNOUNCES PLANNED LEADERSHIP TRANSITION AND

NAMES GARY HILL AS CHIEF EXECUTIVE OFFICER

SUGAR LAND, TX – January 26, 2026 – Team, Inc. (NYSE: TISI) (“TEAM” or the “Company”), a leading provider of specialty industrial services offering a full suite of mechanical, heat-treating, and inspection services around the world, today announced that Keith Tucker will retire from Team after over 20 years of service. In conjunction with this planned leadership transition, TEAM’s Board of Directors has appointed Gary Hill as the Company’s Chief Executive Officer effective February 1, 2026 to lead the Company in its continued focus on driving accelerated growth and margin improvements. The Company also reaffirms its previously issued 2025 outlook.

“On behalf of the Board of Directors, I want to express our deep gratitude to Keith for his leadership and 20 years of invaluable service to TEAM,” commented Michael J. Caliel, Chairman of the TEAM Board of Directors. “Keith successfully guided TEAM through a critical period which included post-COVID challenges, and drove meaningful improvements in operations, safety and financial performance, while better positioning TEAM for long-term success. With the Company now on stable footing and the recent Stellex strategic investment positioning it for the next phase of growth, this is an appropriate time for a leadership transition. As part of our succession planning, the Board is confident that Gary will continue to build on Keith’s successes and our current strategic vision for TEAM. With more than 30 years of hands-on experience in industrial services and related industries and an impressive track record of leading, growing and improving operations, Gary is a proven leader with the commercial and operational skills necessary to lead TEAM. The Board looks forward to working with Gary as he assumes the role and drives continued success for our employees, customers, and shareholders.”

“I am excited to join TEAM as CEO and lead the Company at this pivotal stage of its evolution,” Mr. Hill said. “TEAM boasts a proud history and a workforce renowned industry-wide for delivering safe and technically superior customer service. I look forward to working closely with the Board, the management team and TEAM’s talented employees to strategically grow the business and achieve industry leading margins that will in turn unlock substantial value for our shareholders.”

Mr. Hill brings over 30 years of experience in the industrial services sector, most recently serving as Chief Operating Officer of Shermco Industries, a leading provider of electrical maintenance, testing, engineering and repair services for critical electrical infrastructure. Prior to that role, he served as President and Chief Operating Officer at AIS Holdings Company LLC, a joint venture between AZZ Inc. and Fernweh Group providing various industrial services and equipment to the power generation, transmission, oil and gas and industrial markets. He also held various senior leadership roles at AZZ Inc., including Chief Operating Officer, where he helped drive significant revenue and margin growth. Earlier in his career, Mr. Hill held numerous operational, commercial and marketing management positions at Aquilex LLC, Crane Company and Westinghouse, after beginning his career as an engineer at MOVATS.

About Team, Inc.

Headquartered in Sugar Land, Texas, Team, Inc. (NYSE: TISI) is a global, leading provider of specialty industrial services offering customers access to a full suite of conventional, specialized, and proprietary mechanical, heat-treating, and inspection services. We deploy conventional to highly specialized inspection, condition assessment, maintenance, and repair services that result in greater safety, reliability, and operational efficiency for our customers’ most critical assets. Through locations in more than 13 countries, we unite the delivery of technological innovation with over a century of progressive, yet proven integrity and reliability management expertise to fuel a better tomorrow. For more information, please visit www.teaminc.com.

Forward Looking Statements

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions, and beliefs upon which this forward-looking information is based are current, reasonable, and complete. However, such forward-looking statements involve estimates, assumptions, judgments, and uncertainties. They include but are not limited to statements regarding the Company’s financial and growth prospects and strategy, including the implementation of cost-saving measures. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Although it is not possible to identify all of these factors, they include, among others, the Company’s ability to generate sufficient cash from operations, access its credit facilities, or maintain its compliance with covenants under its credit agreements, the duration and magnitude of accidents, extreme weather, natural disasters, and pandemics and related global economic effects and inflationary pressures; the Company’s liquidity and ability to obtain additional financing; the Company’s ability to execute on its cost management actions; the impact of new or changes to existing governmental laws and regulations and their application, including tariffs; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; the Company’s ability to successfully divest assets on terms that are favorable to the Company; the Company’s ability to repay, refinance or restructure its debt and the debt of certain of its subsidiaries; anticipated or expected purchases or sales of assets; the Company’s continued listing on the New York Stock Exchange and such known factors as are detailed in the Company’s Annual Report on Form 10-K, Quarterly

Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including statements regarding the Company’s financial prospects and the implementation of cost-saving measures, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:

Nelson M. Haight

Executive Vice President, Chief Financial Officer

(281) 388-5521

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